UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2024

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2024, Ventas Realty, Limited Partnership (“Ventas Realty”), Ventas SSL Ontario II, Inc., Ventas Canada Finance Limited, Ventas UK Finance, Inc. and Ventas Euro Finance, LLC, as borrowers (collectively, the “Borrowers”), each of which is a direct or indirect wholly owned subsidiary of Ventas, Inc. (the “Company”), and the Company, as guarantor, entered into a Fourth Amended and Restated Credit and Guaranty Agreement (the “New Credit Agreement”), with the lenders identified therein, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Joint Bookrunners. The New Credit Agreement provides for a $2.75 billion unsecured revolving credit facility (the “Revolving Credit Facility”).

The New Credit Agreement replaces the Company’s existing $2.75 billion unsecured revolving credit facility evidenced by that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of January 29, 2021 (as amended restated, supplemented or otherwise modified from time to time), by and among the Borrowers, the Company, as guarantor, the lenders identified therein, Bank of America, N.A., as Administrative Agent and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Joint Bookrunners (the “Existing Credit Agreement”).

Aggregate borrowing capacity under the New Credit Agreement may be increased, at the Borrowers’ option, to up to $3.75 billion by increasing the amount of the Revolving Credit Facility or by incurring additional term loans, in each case subject to the satisfaction of certain conditions set forth in the New Credit Agreement, including the receipt of additional commitments for such increase.

The Revolving Credit Facility includes sublimits of (i) up to $200 million for letters of credit, (ii) up to $1.0 billion for loans in certain alternative currencies and for certain multicurrency loans and (iii) up to 50% of the facility for certain negotiated rate loans.

The Borrowers’ obligations under the New Credit Agreement are guaranteed by the Company and rank equal in right of payment with all other senior unsecured obligations of the Borrowers and the Company.

Borrowings outstanding under the New Credit Agreement bear interest at a fluctuating rate per annum equal to the applicable SOFR for SOFR rate loans and the highest of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate and (iii) one-month Term SOFR plus 1.0% for base rate loans, plus, in each case, a spread based on the long-term senior unsecured, non-credit enhanced debt rating of Ventas Realty (“Debt Ratings”). Negotiated rate loans pursuant to the New Credit Agreement bear interest at the rate agreed to between the relevant Borrower and the applicable lender. The Borrowers are also obligated to pay an annual facility fee on the aggregate commitments under the Revolving Credit Facility based on Ventas Realty’s Debt Ratings. Based on Ventas Realty’s current Debt Ratings, the applicable spread is 0.775% for SOFR rate loans and 0.00% for base rate loans, and the facility fee is 15 basis points.

The Revolving Credit Facility matures on April 24, 2028, but may be extended, at the Borrowers’ option, for up to two additional periods of six months each, subject to the satisfaction of certain conditions set forth in the New Credit Agreement. Borrowings outstanding under the New Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Term SOFR rate loans.

Except as set forth above, the terms of the New Credit Agreement are substantially consistent with the terms of the Existing Credit Agreement. In particular, the New Credit Agreement imposes certain customary restrictions on the Borrowers, the Company and their subsidiaries, including restrictions pertaining to: (i) liens; (ii) investments; (iii) the incurrence of additional indebtedness; (iv) mergers and dissolutions; (v) certain dividend, distribution and other payments; (vi) permitted businesses; (vii) transactions with affiliates; and (viii) the maintenance of certain consolidated total leverage, secured debt leverage, unsecured debt leverage and fixed charge coverage ratios and minimum consolidated adjusted net worth. The New Credit Agreement also contains customary events of default. If a default occurs and is continuing, the Borrowers may be required to repay all amounts outstanding under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The representations, warranties and covenants contained in the New Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the New Credit Agreement are not necessarily characterizations of the actual state of facts about the Company, the Borrowers and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1*	Fourth Amended and Restated Credit and Guaranty Agreement, dated as of April 24, 2024, among Ventas Realty, Limited Partnership, Ventas SSL Ontario II, Inc., Ventas Canada Finance Limited, Ventas UK Finance, Inc., and Ventas Euro Finance, LLC, as Borrowers, Ventas, Inc., as Guarantor, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as L/C Issuers.
104	Cover Page Interactive Data File (formatted as inline XBRL).

* In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.

Date: April 24, 2024	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel and Ethics and Compliance Officer